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                                     BY-LAWS
                                       OF
                            THE PENN TRAFFIC COMPANY



                                    ARTICLE I

                                  STOCKHOLDERS


SECTION 1.  ANNUAL MEETING

          The annual meeting of stockholders for the election of directors and for the transaction of any other business that may properly come before the meeting shall be held not later than the last day of June in each calendar year on such date at such hour and at such place or places within or without the State of Delaware as may from time to time be determined by the Board of Directors. Any previously scheduled annual meeting of the stockholders may be postponed by action of the Board of Directors taken prior to the time previously scheduled for such annual meeting.

SECTION 2.  SPECIAL MEETINGS

          At any time in the interval between regular meetings, special meetings of stockholders may be called by the Chairman, or by a majority of the Board of Directors, to be held at such times and at such places within or without the State of Delaware as may be specified in the notices of such meetings. The notice of any special meeting shall state the purpose of the meeting and specify the action to be taken at said meeting and no business shall be transacted thereat except that specifically named in the notice.

SECTION 3.  NOTICE OF MEETING

          Notice of the time and place of every meeting of stockholders shall be delivered personally or mailed at least ten days and not more than sixty days prior thereto to each stockholder of record entitled to vote at his address as it appears on the records of the Corporation. Such further notice shall be given as may be required by law. If mailed, such notice shall be deemed given when deposited in the

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United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting. Meetings may be held without notice if all stockholders entitled to vote are present or if notice is waived by those not present. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

SECTION 4.  VOTING

          At all meetings of stockholders any stockholder entitled to vote may vote in person or by proxy. Such proxy or any revocation or amendment thereof, shall be in writing, but need not be sealed, witnessed or acknowledged, and shall be filed with the Secretary at or before the meeting.

SECTION 5.  QUORUM

          Unless otherwise required by statute or the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), at any annual or special meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum for the transaction of business, but if at any meeting of the stockholders there be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjournment except such as might have been lawfully transacted had the meeting not been adjourned.

SECTION 6.  ACTION AT MEETINGS

          Except as otherwise required by law, the Certificate of Incorporation or these By-laws, a majority of the votes cast at a meeting at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, and the stockholders shall not be entitled to cumulate their votes upon the election of directors, or upon any other matter. Any action required or permitted to be taken by the


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stockholders must be effected at an annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

SECTION 7.  PROCEDURE AT MEETINGS

          At each meeting of stockholders, the Chairman of the Board or, in the absence of the Chairman of the Board, such other person as shall be selected by the Board of Directors shall act as Chairman of the meeting. The Chairman of the meeting shall determine the order of business and shall establish rules for the conduct of the meeting.

          The Board of Directors may appoint two or more persons to serve as inspectors of election at any meeting of stockholders. In the absence of such appointment, the Chairman of the meeting may make such appointment. The inspectors of election shall receive, examine and tabulate all ballots and proxies, including proxies filed with the Secretary, shall determine the presence or absence of a quorum and shall report to the Chairman of the meeting the result of all voting taken at the meeting by ballot.

SECTION 8.  BUSINESS OF THE MEETING

          At any annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 8 of Article I. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than thirty (30) days prior to the date of the annual meeting; PROVIDED, HOWEVER, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth in writing as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the


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Corporation's books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; (iii) a representation that the stockholder is a holder of record of shares of the Corporation's capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (iv) the class and the number of shares of the Corporation's capital stock that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made; and (v) any material interest of such stockholder in such business and any material interest of the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be brought before or conducted at the annual meeting except in accordance with the provisions of this Section 8 of Article I. If the facts so warrant, the Chairman of the meeting shall determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 8 of Article I and, if he shall so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be so transacted.

          At any special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

SECTION 9.  NOMINATION OF DIRECTORS

          Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is (a) a stockholder of record at the time of giving of the notice of the nomination, (b) entitled to vote for the election of directors at the meeting and (c) complies with the notice procedures set forth in this
Section 9 of Article I. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than thirty (30) days prior to the date


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of the meeting; PROVIDED, HOWEVER, that in the event that less than forty
(40) days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth: (i) the name and address, as they appear on the Corporation's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder proposing to make the nomination is a holder of record of shares of the Corporation's capital stock entitled to vote at such meeting for the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of the Corporation's capital stock that are owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of the stockholders giving notice, the beneficial owner on whose behalf the notice is given, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; and (v) as to each person whom such stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director of the Corporation if elected).

          At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 9 of Article I. The Chairman of the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with this Section 9 of Article I and, if he shall so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


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SECTION 10.  ADJOURNMENTS

          Any meeting of stockholders may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the meeting, or by the Chairman of the meeting, or by the Board of Directors.


                                   ARTICLE II

                                    DIRECTORS

SECTION 1.  GENERAL POWERS

          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2.  NUMBER, QUALIFICATION AND ELECTION

          Directors (other than such directors, if any, as are elected by holders of a series of Preferred Stock of the Corporation voting as a separate class) shall be divided into three classes, which shall be as nearly equal in number as practicable. Unless changed by the Board of Directors pursuant hereto the number of directors shall be six and each class shall consist of two directors. The number of directors and the number of which each class is to consist may be increased or decreased from time to time by a resolution adopted by at least a majority of the Whole Board (as defined in the Certificate of Incorporation); provided that the number of directors may not be less than three; and provided that no decrease in the number of directors shall affect the tenure of office of any existing director. The term of office of the first class shall expire at the 1993 annual meeting of stockholders, the term of office of the second class shall expire at the 1994 annual meeting of stockholders and the term of office of the third class shall expire at the 1995 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1993 annual meeting, the successors of the class of directors whose term expires at the meeting


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shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

SECTION 3.  VACANCIES

          Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which such director has been elected expires and until such director's successor shall have been duly elected and qualified.

SECTION 4.  REGULAR MEETINGS

          Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may from time to time determine.

SECTION 5.  SPECIAL MEETINGS

          Special meetings of the Board of Directors may be called at any time, at any place and for any purpose by the Chairman of the Board or by any three directors.

SECTION 6.  NOTICE OF MEETING

          Notice of regular meetings of the Board of Directors need not be given.

          Notice of every special meeting of the Board of Directors shall be given to each director, by (a) deposit of such notice in the United States mail at least seventy-two hours before the meeting, or (b) telephone communication directly with such person, the dispatch of a telegraphic communication to his address, or actual delivery to his address, at least forty-eight hours before the meeting. If given to a director by mail, telegraph or actual delivery to his address, such notice shall be sent or delivered to his business


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or residential address as shown on the records of the Secretary or an Assistant
Secretary of the Corporation, or to such other address as shall have been furnished to the Secretary or an Assistant Secretary of the Corporation by him for the purpose. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

SECTION 7.  QUORUM; ACTION AT MEETINGS

          A majority of the Board of Directors shall constitute a quorum for the transaction of business, but if, at any meeting of the Board, there be less than a quorum present, the members at the meeting may, without further notice, adjourn the same from time to time until a quorum shall attend. Except as provided herein or in the Certificate of Incorporation or as required by law, a majority of such quorum shall decide any questions that may come before the meeting.

SECTION 8.  PARTICIPATING IN MEETING BY CONFERENCE TELEPHONE

          Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar equipment by means of which all persons participating in the meeting can hear each other at the same time and such participation shall constitute presence in person at such meeting.

SECTION 9.  ACTION WITHOUT MEETING

          Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of any such committee consent thereto in writing and the writing or writings are filed with the minutes or proceedings of the Board of Directors or of such committee.

SECTION 10.  RESIGNATIONS

          Any director of the Corporation may at any time resign by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


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SECTION 11.  REMOVAL OF DIRECTORS

          Directors may be removed only as provided in Section 4 of Article V of the Certificate of Incorporation.

                                   ARTICLE III

                      COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 1.  ELECTION

          The Board of Directors may appoint an Executive Committee and other committees composed of two or more of its members, and may appoint one of the members of each such committee to the office of chairman thereof. Members of the committees of the Board of Directors shall hold office for a term of one year and until their successors are appointed and qualify or until they shall cease to be directors.

SECTION 2.  POWERS

          Subject to such limitations as may from time to time be established by resolution of the Board of Directors, the Executive Committee shall have any and may exercise all of the powers of the Board of Directors when the Board of Directors is not in session except that it shall have no power to (a) declare dividends, (b) issue stock of the Corporation, (c) recommend to the stockholders any action which requires stockholder approval, (d) alter, amend or repeal any resolution of the Board of Directors relating to the Executive Committee, or (e) take any other action which legally may be taken only by the Board of Directors. Other committees of the Board of Directors shall have such powers as shall be properly delegated to them by the Board of Directors.

SECTION 3.  VACANCIES

          If the office of any member of any committee becomes vacant by death, resignation, or otherwise, such vacancy may be filled from the members of the Board by the Board of Directors.

SECTION 4.  SUBSTITUTE MEMBERS

          In the event that a member of any committee is absent from a meeting of the committee, the members of the


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committee present at the meeting, whether or not they constitute a quorum, may unanimously appoint another director to act in place of the absent member.

SECTION 5.  MEETINGS AND NOTICE OF MEETINGS

          The Executive Committee shall meet from time to time on call of the Chairman of the Board, or on call of any three or more members of the Executive Committee, for the transaction of any business.

          Notice of every meeting of the Executive Committee shall be given to each member, by (a) deposit in the mail at least seventy-two hours before the meeting, or (b) telephonic communication directly with such person, the dispatch of a telegraphic communication to his address, or actual delivery to his address, at least forty-eight hours before the meeting. If given to a member by mail, telegraph or actual delivery to his address, such notice shall be sent or delivered to his business or residential address as shown on the records of the Secretary or an Assistant Secretary of the Corporation, or to such other address as shall have been furnished to the Secretary or an Assistant Secretary of the Corporation by him for this purpose. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

          All other committees of the Board of Directors shall meet at such times and upon such notice as they may determine.

SECTION 6.  QUORUM; ACTION AT MEETINGS

          At any meeting of any committee, however called, a majority of the members shall constitute a quorum for the transaction of business. A majority of such quorum shall decide any question that may come before the meeting.


                                   ARTICLE IV

                                    OFFICERS

SECTION 1.  ELECTION AND NUMBER

          The Board of Directors may appoint one of its members as Chairman of the Board and may also appoint one of its members as Vice Chairman-Finance. The Board of Directors


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shall appoint a President from among the directors, and a Secretary and a
Treasurer, who need not be directors. The Board of Directors may also appoint one or more Senior Vice Presidents and/or Vice Presidents, who need not be directors. All officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any two or more offices, except those of Chairman and Vice Chairman-Finance and those of President and Vice President, may, at the discretion of the Board of Directors, be held by the same person. The Board of Directors may from time to time appoint such other officers and agents with such powers and duties as the Board of Directors may prescribe.

SECTION 2.  CHAIRMAN OF THE BOARD

          The Chairman of the Board shall preside at all meetings of the Board of Directors. Subject to the control of the Board of Directors, he shall have supervisory power and authority over the business and affairs of the Corporation and over all of its officers. He shall perform such other duties and exercise such other powers as may be assigned to him from time to time by the Board of Directors.

          If the Chairman of the Board is designated by the Board of Directors as the Chief Executive Officer of the Corporation, he shall direct the conduct of the business of the Corporation, subject to the control of the Board of Directors.

SECTION 3.  VICE CHAIRMAN-FINANCE

          In the absence of the Chairman of the Board, the Vice Chairman-Finance shall preside at all meetings of the Board of Directors, and in case no Chairman of the Board shall have been appointed, the Vice Chairman-Finance shall assume the duties and have the powers conferred as above upon the Chairman of the Board. Subject to the control of the Board of Directors, he shall have supervisory power and authority over the financial business and affairs of the Corporation. The Vice Chairman-Finance shall perform such other duties and exercise such other powers as may be assigned to him from time to time by the Board of Directors.

SECTION 4.  PRESIDENT

          Subject to the control of the Board of Directors, the President shall have direct power and authority over the business and affairs of the Corporation. The President shall perform such other duties and exercise such other powers as are usually incident to such office and such other duties and powers as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board or Vice Chairman-Finance. In the absence of both the Chairman of the Board and the Vice Chairman-Finance, the President shall preside at all

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meetings of the Board of Directors.  In case neither a Chairman of the Board nor a Vice Chairman-Finance shall have been appointed, the President shall assume the duties and have the powers conferred as above upon the Chairman of the Board.

          If the Board of Directors designates the President as Chief Executive Officer of the Corporation, he shall direct the conduct of the business of the Corporation, subject to the control of the Board of Directors.

SECTION 5.  SENIOR VICE PRESIDENTS

          The Senior Vice President or Senior Vice Presidents shall perform the duties of the President in his absence or during his disability to act. In addition, the Senior Vice President or Senior Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman-Finance, or the President.

SECTION 6.  VICE PRESIDENTS

          The Vice President or Vice Presidents shall perform the duties of the Senior Vice President or Senior Vice Presidents in his or their absence or disability to act. In addition, the Vice President or Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman-Finance, the President, or any Senior Vice President having supervisory authority over them.

SECTION 7.  SECRETARY

          The Secretary shall issue notices of meetings, keep minutes of meetings of the Board of Directors and its committees, have charge of the corporate seal, and perform


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such other duties and exercise such other powers as are usually incident to such office or are properly assigned thereto by the Board of Directors, the Chairman of the Board, the Vice Chairman-Finance, the President or any Senior Vice President or Vice President having supervisory authority over him.

SECTION 8.  TREASURER

          The Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer with such banks or trust companies as the Board of Directors or the Executive Committee from time to time shall designate. He shall sign or countersign such instruments as require his signature, shall perform all such duties and have all such powers as are usually incident to such office or are properly assigned to him by the Board of Directors, the Chairman of the Board, the Vice Chairman-Finance, the President, or any Senior Vice President or Vice President having supervisory authority over him, and may be required to give bond for the faithful performance of his duties in such sum and with such surety as may be required by the Board of Directors.

SECTION 9.  CONTROLLER

          The Controller shall be responsible for the accounting policies and practices of the Corporation, maintain its financial records, collect and consolidate the financial results of its subsidiaries and other operating units, prepare its financial reports, determine the amount and source of the funds required to meet its financial obligations, and perform such other duties and exercise such other powers as are usually incident to such office or are properly assigned thereto by the Board of Directors, the Chairman of the Board, the Vice Chairman-Finance, the President, the Treasurer, or any Senior Vice President or Vice President having supervisory authority over him.

SECTION 10.  ASSISTANT SECRETARY; ASSISTANT TREASURER

          The Board of Directors may appoint one or more assistant secretaries and one or more assistant treasurers, or one appointee to both such positions, which officers shall


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have such powers and shall perform such duties as are provided in these By-laws to the Secretary or Treasurer, as the case may be, or as are properly assigned thereto by the Board of Directors, the Chairman of the Board, the Vice Chairman-Finance, the President, the Secretary or Treasurer as the case may be, or any other officer having supervisory authority over them.


                                    ARTICLE V

                                   FISCAL YEAR

          The fiscal year of the Corporation shall be a 52 or 53 week year ending the Saturday nearest January 31, or on such other day as may be fixed from time to time by the Board of Directors.


                                   ARTICLE VI

                                      SEAL

          The Board of Directors shall provide a suitable seal, containing the full name of the Corporation, which seal shall be in the charge of the Secretary or an Assistant Secretary. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


                                   ARTICLE VII

                                      STOCK

SECTION 1.  CERTIFICATES OF STOCK

          Certificates of stock shall be issued in such form as may be approved by the Board of Directors and shall be signed, by the Chairman of the Board, Vice Chairman-Finance, President, a Senior Vice President or a Vice President, and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, and sealed with the seal of the Corporation or a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or


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registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

SECTION 2.  TRANSFERS

          The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock. The Board of Directors may appoint transfer agents and registrars thereof.

SECTION 3.  RECORD DATE; CLOSING OF TRANSFER BOOKS

          The Board of Directors may fix a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of or to vote at a meeting or any adjournment thereof, receive payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock. The record date may not be more than sixty (60) nor less than ten (10) days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than twenty (20) days; and, in the case of a meeting of stockholders, the closing of the transfer books shall be at least ten (10) days before the date of the meeting.

SECTION 4.  LOST CERTIFICATES

          The Board of Directors may determine the conditions upon which a new certificate of stock will be issued to replace a certificate which is alleged to have been lost, stolen, mutilated or destroyed, and the Board of Directors may delegate to any officer of the Corporation the power to make such determinations and to cause such replacement certificates to be issued.

SECTION 5.  WARRANTS

          The foregoing provisions relative to certificates of stock shall also apply to allotment certificates or other certificates or warrants representing rights with respect to stock in the Corporation, which certificates or warrants may


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be issued from time to time by a vote of the Board of Directors in such form as they may approve.

SECTION 6.  STOCK LEDGER

          The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original stock ledger shall be kept at the office of the Corporation's Transfer Agent.


                                  ARTICLE VIII

                                   SIGNATURES

SECTION 1.  NEGOTIABLE INSTRUMENTS

          All checks, drafts, notes, or other obligations of the Corporation shall be signed (a) by any two officers of the Corporation of the rank of Chairman of the Board, Vice Chairman-Finance, President, Senior Vice President or Vice President, (b) by the Chairman of the Board, Vice Chairman-Finance, President, any Senior Vice President or any Vice President and by the Treasurer or Assistant Treasurer or Secretary or Assistant Secretary, or (c) as otherwise authorized by the Board of Directors or the Executive Committee; PROVIDED, HOWEVER, that bonds, debentures or notes issued under a mortgage indenture or trust agreement with a bank or trust company as trustee and coupons attached or pertaining to any such bonds, debentures or notes may be executed manually or by facsimile.

SECTION 2.  STOCK TRANSFERS

          All endorsements, assignments, transfers, stock powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation (a) by any two officers of the Corporation of the rank of Chairman of the Board, Vice Chairman-Finance, President, Senior Vice President or Vice President, or (b) by the Chairman of the Board, Vice Chairman-Finance, President, any Senior Vice President or any


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

Vice President, and by the Secretary or an Assistant Secretary, or (c) as otherwise authorized by the Board of Directors.


                                   ARTICLE IX

                          WAIVER OF NOTICE OF MEETINGS

SECTION 1.  STOCKHOLDERS

          Notice of the time, place and/or purpose of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall, in a writing filed with the records of the meeting, either before or after the holding thereof, waive notice of any stockholders' meeting, notice thereof need not be given to him.

SECTION 2.  DIRECTORS

          Notice of any meeting of the Board of Directors or of any committee thereof need not be given to any director if he shall attend such meeting in person, or shall in a writing filed with the records of the meeting, either before or after the holding thereof, waive such notice; and any meeting of the Board of Directors or of any committee thereof shall be a legal meeting without any notice thereof having been given if all such directors shall be present at such meeting.


                                    ARTICLE X

                                VOTING OF STOCKS

          Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Vice Chairman-Finance, the President, any Senior Vice President or any Vice President of the Corporation shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which this Corporation may hold stock and at such meeting may exercise any or all rights and powers incident to the ownership of such stock and which as owner thereof the Corporation might exercise if present, and to execute on behalf of the Corporation a proxy or proxies empowering others to act as aforesaid. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.


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

                                   ARTICLE XI

                               CHECKS, NOTES, ETC.

          All checks on the Corporation's bank accounts and all drafts, bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such person or persons as shall be authorized to do so from time to time by the Board of Directors or by the committee or officer or officers of the Corporation to whom the Board shall have delegated the power to authorize such signing; PROVIDED, HOWEVER, that the signature of any person so authorized on checks and drafts drawn on the Corporation's dividend and special accounts may be in facsimile if the Board of Directors or such committee or officer or officers, whichever shall have authorized such person to sign such checks or drafts, shall have authorized such person to sign in facsimile, and provided further that in case notes or other instruments for the payment of money (other than notes, bonds or debentures issued under a trust instrument of the Corporation) are required to be signed by two persons, the signature thereon of only one of the persons signing any such note or other instrument may be in facsimile, and that in the case of notes, bonds or debentures issued under a trust instrument of the Corporation and required to be signed by two officers of the Corporation, the signatures of both such officers may be in facsimile if specifically authorized and directed by the Board of Directors of the Corporation and if such notes, bonds or debentures are required to be authenticated by a corporate trustee which is a party to the trust instrument and provided further that in case any person or persons who shall have signed any such note or other instrument, either manually or in facsimile, shall have ceased to be a person or persons so authorized to sign any such note or other instrument, whether because of death or by reason of any other fact or circumstance, before such note or other instrument shall have been delivered by the Corporation, such note or other instrument may, nevertheless, be adopted by the Corporation and be issued and delivered as though the person or persons who so signed such note or other instrument had not ceased to be such a person or persons.

                                   ARTICLE XII

                                     OFFICES

          The Corporation may have offices in addition to the registered office specified in the Certificate of Incorporation within or without the State of Delaware at such places as shall be determined from time to time by the Board of Directors.


                                  ARTICLE XIII

                                   AMENDMENTS

          Any By-law may be adopted, repealed, altered or amended by the affirmative vote of a majority of the Whole Board (as defined in the Certificate of Incorporation) at any meeting thereof. The stockholders of the Corporation shall also have the power to amend, alter or repeal any provision of these By-laws but only to the extent and in the manner provided in the Certificate of Incorporation.

As amended April 2, 1996


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